UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 31, 2014

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant’s telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 31, 2014, NextEra Energy, Inc. (the Company) issued a press release announcing that it has been notified of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC”) to purchase up to two million shares, or approximately 0.46%, of the Company’s outstanding common stock.  The Company does not endorse TRC’s mini-tender offer and recommends that shareholders do not tender their shares.  A copy of the press release is attached as Exhibit 99, which is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is being furnished pursuant to Item 7.01 herein.

Exhibit Number	Description
99	NextEra Energy, Inc. Press Release dated January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  January 31, 2014

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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